EXHIBIT 99.1

Date July 9, 2008, Immediate Release

Press Release

SOURCE: Uni-Pixel, Inc.

UniPixel Releases Latest TMOS Display Panel Performance Results

Company Achieves Performance Milestones, Achieving an Operational Voltage of Less Than 12 Volt Actuation and Pixel Response Times Under 2 Microseconds for TMOS Displays

The Woodlands, TX (July 9, 2008) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of color display technology called Time Multiplexed Optical Shutter (“TMOS”), today announced the results from its recent testing and evaluation conducted on its TMOS prototypes.  The company’s TMOS display prototypes, which debuted at the Society for Information Display’s (SID) DisplayWeek in May, provide current LCD panel manufacturers a better way to build displays by reducing materials costs and delivering superior performance.

Results from UniPixel’s lab tests found that the TFT-TMOS display operational voltage has been reduced to less than 12 volt operation—allowing TFT panel manufacturers to use existing TFT processes to design TFT-TMOS backplanes. TMOS display pixel actuation (shutter speed of an on-to-off pixel) was measured to be less than two (2) micro-seconds.  Leveraging this tremendous speed, TMOS systems have been measured running in excess of 150 frames per second of video output.

These characteristics fall in line with the TMOS system modeling that UniPixel has conducted and demonstrate that TMOS’ display system electro-mechanical performance should not face barriers to any display applications and are capable of providing superior system performance that exceeds LCD display technology.

According to Mr. Reed Killion, President and CEO of UniPixel, “Following on the heels of our successful demonstration of TMOS prototypes at SID’s DisplayWeek, we have been inundated with questions from various industry players wanting to learn more about UniPixel and our TMOS display and Opcuity™ film technologies.  Some of their questions initially were related to the electro-mechanical performance of the TMOS display system. We are pleased to announce that our test results are in line with the predictive software models we built for TMOS.  Demonstrating an operational voltage of less than 12 volt actuation and a pixel response time of less than (2) micro-seconds establishes a major technology milestone in the commercialization effort behind UniPixel’s TMOS display technology.”

About Uni-Pixel, Inc.

Uni-Pixel, Inc. is a development stage corporation that has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems.  UniPixel’s TMOS technology offers significant advantages over existing alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers.   The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

DISCLAIMER

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

James Tassone, CFO

Phone: 281-825-4503

Email: jtassone@unipixel.com

Uni-Pixel Inc. Public Relations:

Stacey Voorhees

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net